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                                                   UNITED STATES
                                        SECURITIES AND EXCHANGE COMMISSION
                                              Washington, D.C. 20549

                                                     FORM 8-K

                                                  CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                          Date of Report (Date of earliest event reported): July 8, 2004

                                        SOUTHERN CALIFORNIA EDISON COMPANY
                              (Exact name of registrant as specified in its charter)

                 CALIFORNIA                           001-2313                              95-1240335
        (State or other jurisdiction                 (Commission                         (I.R.S. Employer
              of incorporation)                     File Number)                        Identification No.)

                                             2244 Walnut Grove Avenue
                                                  (P.O. Box 800)
                                            Rosemead, California 91770
                           (Address of principal executive offices, including zip code)

                                                   626-302-1212
                               (Registrant's telephone number, including area code)

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         This current report includes forward-looking statements.  These forward-looking statements are based on current expectations and projections about future events based on knowledge of facts as of the date of this current report and assumptions about future events.  These forward-looking statements are subject to various risks and uncertainties that may be outside the control of Southern California Edison Company.  Southern
California Edison has no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.  This current report should be read in conjunction with
Southern California Edison's 2003 Annual Report on Form 10-K and Quarterly Report on Form 10-Q for the first quarter of 2004.

Item 5.  Other Events and Required FD Disclosure.

General Rate Case Decision

         On July 8, 2004, the California Public Utilities Commission issued a final decision in Southern
California Edison Company's 2003 general rate case.  Southern California Edison is the largest subsidiary of
Edison International.  The general rate case decision authorized an annual increase of approximately $73 million in base rates.  Southern California Edison had requested an increase of about $250 million.

         The decision is retroactive to May 22, 2003, when the decision initially was forecasted to be rendered.
The balance in the account established to record the recovery of the authorized rate increase since that date will be recovered in rates over the next 12 months.  To stabilize customer rates, Southern California Edison proposed that the general rate case decision be combined with several other rate-related proceedings.  Southern
California Edison estimates that the outcome of this consolidated rate decision will decrease average rates for bundled service customers by 0.34%.

         The general rate case decision approves nearly all of Southern California Edison's request to continue its multi-billion infrastructure investment program through 2005.  This program is essential to preserve current levels of electric grid reliability.  The decision also establishes revenue adjustments for 2004 and 2005 to meet cost escalation and planned capital investments.

         The decision rejects Southern California Edison's requested increase in depreciation to cover the rising disposal costs of retired equipment, instead choosing to shift recovery of about $114 million annually to future years.  The balance of the reduction in Southern California Edison's request is primarily in the areas of capital-related ratemaking adjustments of about $42 million, and operations and maintenance expense of about $17 million.

         While Southern California Edison's case was pending before the California Public Utilities Commission, the company identified $28 million of supplemental costs being incurred above the general rate case forecast.
The commission's final decision did not recognize these cost increases, which are primarily in the area of transmission and distribution operations.  Southern California Edison intends to review its operations to better align its costs with the authorized revenues.

         Southern California Edison is planning to submit a notice of intent for its 2006 general rate case this summer and then file a formal application in the fall once it has met the California Public Utilities
Commission's standard for completeness.  In this upcoming application, Southern California Edison will renew its request to establish appropriate levels of operating and depreciation expenses.

                                                    SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                        SOUTHERN CALIFORNIA EDISON COMPANY
                                                                  (Registrant)

                                                              /s/ KENNETH S. STEWART
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                                                                KENNETH S. STEWART
                                                   Assistant General Counsel and Assistant Secretary

July 14, 2004